Exhibit 99.1

FOR IMMEDIATE RELEASE

IES Holdings to Present at the Stifel 2021 Virtual Cross Sector Insight Conference

HOUSTON – June 8, 2021 – IES Holdings, Inc. (“IES”) (NASDAQ: IESC) a leading provider of electrical, communication and other infrastructure services, announced today that Jeff Gendell, Chairman and Chief Executive Officer, Tracy McLauchlin, Senior Vice President and Chief Financial Officer, and Will Albright, Vice President of Corporate Development, will meet virtually with investors at the Stifel 2021 Virtual Cross Sector Insight Conference on Wednesday, June 9, 2021. The presentation will take place at 8:00 a.m. Eastern Time. A copy of the presentation will be posted to IES’s website, www.ies-co.com, under the Investor Relations section, ahead of the presentation at the conference.

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,700 employees serve clients across the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Ross Collins
Alpha IR Group
312-445-2870
IESC@alpha-ir.com